EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



          We have issued our reports dated December 26, 1995, accompanying the consolidated financial statements icluded in the Annual Report of BeautiControl Cosmetics, Inc. on Form 10-K for the year ended November 30, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BeautiControl Cosmetics, Inc. on Form S-8, (File No. 33-48626, File No. 33-83500, File No. 33-12005, File No. 33-24363, and File
          No. 333-17479).


      /S/ GRANT THORNTON LLP
          GRANT THORNTON LLP

          Dallas, Texas
          February 26, 1997